Exhibit 99.1
Energy Focus, Inc. Announces $3.5 Million Private Placement
Priced At-the-Market under Nasdaq Rules
SOLON, Ohio, June 3, 2022 -- Energy Focus, Inc. (“Energy Focus,” “we,” “our,” “us” or the “Company”) (NASDAQ:EFOI), a leader in sustainable, energy-efficient lighting and controls systems and ultraviolet-c light disinfection (“UVCD”) products for the commercial, military maritime and consumer markets, today announced that it has entered into definitive securities purchase agreements with certain institutional investors for the issuance and sale of 2,692,310 shares of the Company’s common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 2,692,310 shares of common stock, in combinations of one share (or one pre-funded warrant) and one warrant for a combined purchase price of $1.30, in a private placement priced at-the-market under the rules of The Nasdaq Stock Market (“Nasdaq”) pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Subject to certain ownership limitations, the warrants are exercisable upon issuance. Each warrant is exercisable into one share of common stock at a price per share of $1.30 per share and will expire five years from the initial exercise date. The closing of the private placement is expected to occur on or about June 7, 2022, subject to the satisfaction of customary closing conditions.
H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.
The gross proceeds to the Company are expected to be approximately $3.5 million, before deducting placement agent fees and other offering expenses. Energy Focus currently intends to use the net proceeds from the offering for general corporate purposes and may use up to 50% of the net proceeds from the offering to reduce the balance of outstanding promissory notes.
The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.
Under an agreement with the investors, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the common stock and the shares of common stock underlying the warrants no later than 15 days after the date of the securities purchase agreement and to use commercially reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 30 days after the securities purchase agreement.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions, as well as UV-C Disinfection technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. Our EnFocus™ lighting control platform enables existing and new buildings to provide quality, convenient and affordable, dimmable and color-tunable, circadian and human-centric lighting capabilities. In addition, our patent-pending UVCD technologies and products aim to provide effective, reliable and affordable UVCD solutions for buildings, facilities and homes. Energy Focus’ customers include U.S. and U.S. ally navies, U.S. federal, state and local governments, healthcare and educational institutions, as well as Fortune 500 companies. Since 2007, Energy Focus has installed approximately 900,000 lighting products across the U.S. Navy fleet, including tubular LEDs, waterline security lights, explosion-proof globes and berth lights, saving more than five million gallons of fuel and 300,000 man-hours in lighting maintenance annually. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions, as well as UV-C Disinfection technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. Our EnFocus™ lighting control platform enables existing and new buildings to provide quality, convenient and affordable, dimmable and color-tunable, circadian and human-centric lighting capabilities. In addition, our patent-pending UVCD technologies and products aim to provide effective, reliable and affordable UVCD solutions for buildings, facilities and homes. Energy Focus’ customers include U.S. and U.S. ally navies, U.S. federal, state and local governments, healthcare and educational institutions, as well as Fortune 500 companies. Since 2007, Energy Focus has installed approximately 900,000 lighting products across the U.S. Navy fleet, including tubular LEDs, waterline security lights, explosion-proof globes and berth lights, saving more than five million gallons of fuel and 300,000 man-hours in lighting maintenance annually. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.
Forward-Looking Statements:
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could” or “would” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made in light of the information currently available to us, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) instability in the U.S. and global economies and business interruptions experienced by us, our customers and our suppliers as a result of the COVID-19 pandemic and related impacts on travel, trade and business operations; (ii) the competitiveness and market acceptance of our LED lighting, control and UVCD technologies, services and products; (iii) our ability to compete effectively against companies with lower prices or cost structures, greater resources, or more rapid development capabilities, and new competitors in our target markets; (iv) our ability to extend our product portfolio into new end markets, including consumer products; (v) our ability to realize the expected novelty, effectiveness, affordability and availability of our UVCD products and their appeal compared to other competing products; (vi) our ability to increase
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (vii) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities; (viii) our ability to successfully scale our network of sales representatives, agents, distributors and other channel partners to compete with the sales reach of larger, established competitors; (ix) our ability to implement plans to increase sales and control expenses; (x) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (xi) our ability to add new customers to reduce customer concentration; (xii) our need for and ability to obtain additional financing in the near term, on acceptable terms or at all, to continue our operations; (xiii) our ability to refinance or extend maturing debt on acceptable terms or at all; (xiv) our ability to continue as a going concern for a reasonable period of time; (xv) our ability to attract and retain a new chief executive officer (“Chief Executive Officer”) and a new chief financial officer (“Chief Financial Officer”); (xvi) our ability to attract, develop and retain qualified personnel, and to do so in a timely manner; (xvii) our reliance on a limited number of third-party suppliers and research and development partners, our ability to manage third-party product development and obtain critical components and finished products from such suppliers on acceptable terms and of acceptable quality despite ongoing global supply chain challenges, and the impact of our fluctuating demand on the stability of such suppliers; (xviii) our ability to timely, efficiently and cost-effectively transport products from our third-party suppliers by ocean marine and other logistics channels despite global supply chain and logistics disruptions; (xix) the impact of any type of legal inquiry, claim or dispute; (xx) the inflationary or deflationary general economic conditions in the United States and in other markets in which we operate or secure products, which could affect our ability to obtain raw materials, component parts, freight, energy, labor, and sourced finished goods in a timely and cost-effective manner; (xxi) our dependence on military maritime customers and on the levels and timing of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xxii) business interruptions resulting from geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires, or from health epidemics, or pandemics or other contagious outbreaks; (xxiii) our ability to respond to new lighting and air disinfection technologies and market trends; (xxiv) our ability to fulfill our warranty obligations with safe and reliable products; (xxv) any delays we may encounter in making new products available or fulfilling customer specifications; (xxvi) any flaws or defects in our products or in the manner in which they are used or installed; (xxvii) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims made by others; (xxviii) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxix) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; (xxx) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company; and (xxxi) our ability to maintain compliance with the continued listing standards of The Nasdaq Stock Market. For additional factors that could cause our actual results to differ materially from the forward-looking statements, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.
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Investor Contact:
Brett Maas
(646) 536-7331
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877